EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated March 20, 2012, relating to our audit of the consolidated statement of financial condition of Georgia-Carolina Bancshares, Inc. and subsidiary (the "Company") as of December 31, 2011, and the related consolidated statements of operations, comprehensive income, changes in shareholders' equity, and cash flows for the year then ended, in this Annual Report on Form 10-K of the Company for the year ended December 31, 2012.

/s/ Cherry Bekaert LLP (formerly Cherry, Bekaert & Holland, L.L.P.)

Augusta, Georgia
March 20, 2013